SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /   Preliminary Proxy Statement              Confidential, for Use of the
/X/   Definitive Proxy Statement               Commission Only (as permitted
/ /   Definitive Additional Materials          by Rule 14a-6(e)(2))          / /
/ /   Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                             SOUTHWEST BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): /X/  No fee required.

       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1. Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
       2. Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
       4. Proposed maximum aggregate value of transaction:

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       5. Total Fee Paid:

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/ /      Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:

         2. Form, Schedule or Registration Statement No.:

         3  Filing Party:

         4. Date Filed:

                               (GRAPHIC OMITTED)

                                 March 19, 2004

Dear Fellow Shareholder:

         We invite you to attend our 2004 Annual Meeting of Shareholders to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 22, 2004 at 11:00 a.m., Central Time.

         At our Annual Meeting, we will discuss highlights of the past year and the first quarter of 2004. The 2003 results are presented in detail in the enclosed Annual Report.

         The Annual Meeting has been called for the election of directors, to vote on an amendment to our 1999 stock option plan, and to consider any other matters as may properly come before the Annual Meeting or any adjournments. Directors and officers of Southwest, as well as representatives of Ernst & Young LLP, Southwest's independent auditors, will be present to respond to any questions the shareholders may have.

         YOUR VOTE IS IMPORTANT TO SOUTHWEST. Please complete the proxy card and return it in the enclosed, postage-paid envelope.

         Thank you for investing in Southwest.

         You also are invited to a reception and hors d'oeuvres on the evening of Wednesday, April 21, 2004, at 5:30 p.m. at the Stillwater Country Club in Stillwater, Oklahoma. If you plan to attend this reception please contact Ms. Glenda Nasworthy at (405) 742-1807 or by e-mail at GlendaNasworthy@BankSNB.com by April 15, 2004, so we may make the proper arrangements.

                                             Sincerely,


                                             /s/ Rick Green
                                             ---------------
                                             Rick Green

                             SOUTHWEST BANCORP, INC.
                              608 SOUTH MAIN STREET
                           STILLWATER, OKLAHOMA 74074
                                 (405) 372-2230

                            NOTICE OF ANNUAL MEETING
                                 APRIL 22, 2004

         The Annual Meeting of Shareholders of Southwest Bancorp, Inc. ("Southwest"), will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma at 11:00 a.m., Central Time, on Thursday, April 22, 2004.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of four directors of Southwest;

         2. The proposal to amend Southwest's 1999 Stock Option Plan to increase the number of shares of Southwest Common Stock reserved for issuance under the plan from 1,260,000 shares to 1,760,000; and

         3. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE PERSONS NOMINATED FOR ELECTION AND "FOR" APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN. The Board is not aware of any other business to come before the Annual Meeting.

         Only shareholders of record at the close of business on March 5, 2004, will be entitled to vote at the Annual Meeting and any adjournments or postponements. A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. Whether or not you attend the meeting in person, it is important that your Southwest shares be represented and voted. Please vote by completing, signing and dating your proxy card, and returning it as soon as possible in the enclosed, postage-paid envelope. This proxy is revocable. You may change your proxy later or vote in person at the meeting, if you wish.

         A complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at Southwest's main office during the ten days prior to the Annual Meeting.

         The proxy statement, voting instruction card, and Southwest's 2003 Annual Report are being distributed on or about March 19, 2004.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  /s/ Kerby E. Crowell
                                  --------------------
                                  KERBY E. CROWELL
                                  SECRETARY

Stillwater, Oklahoma
March 19, 2004

                           P R O X Y   S T A T E M E N T

                       Q U E S T I O N S  AND  A N S W E R S

Q:   WHAT AM I VOTING ON?
A:   You are voting on the re-election of the following four directors,
     Thomas D. Berry, Rick Green, David P. Lambert, and Linford R. Pitts, each for a three-year term (See page 2.), and a proposal to increase the number of shares that may be issued under Southwest's 1999 Stock Option Plan (See page 17).
--------------------------------------------------------------------------------
Q:   WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
A: Shareholders of Southwest's common stock as of the close of business on March 5, 2004 (the Record Date) are entitled to vote at the meeting.
--------------------------------------------------------------------------------
Q:   HOW DO I VOTE?
A: You may vote by completing, signing, and dating the proxy card, and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted in favor of the re-election of all four directors and the proposed amendment to the 1999 Stock Option Plan. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.
--------------------------------------------------------------------------------
Q:   IS MY VOTE CONFIDENTIAL?
A:   Yes, only the inspectors of election and a limited number of employees and transfer agent personnel associated with processing the votes will know how you cast your vote.
--------------------------------------------------------------------------------
Q:   WHO WILL COUNT THE VOTES?
A: Computershare Investor Services, LLC, Southwest's transfer agent, will tabulate the votes.
--------------------------------------------------------------------------------
Q:   WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD?
A:   If you receive more than one proxy card, it indicates that you own shares in more than one account, or your shares are registered in various names. You should vote all proxy cards you receive by completing, signing, dating, and returning each proxy card in the enclosed, postage-paid envelope.
--------------------------------------------------------------------------------

Q:   WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?
A: On the Record Date, there were 12,031,651 shares of Southwest common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting. A majority of the outstanding shares, present or represented by proxy, will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter are not included in the quorum and are not included in determining the number of votes cast in the election of directors.
--------------------------------------------------------------------------------
Q:   WHO MAY ATTEND THE ANNUAL MEETING?
A:   All shareholders as of the Record Date may attend, although seating is limited.
--------------------------------------------------------------------------------
Q:   WHAT PERCENTAGE OF SOUTHWEST STOCK DID DIRECTORS AND EXECUTIVE OFFICERS
     OF SOUTHWEST OWN ON THE RECORD DATE?
     A: Together, they owned approximately 11.3% of Southwest issued and outstanding common stock.
--------------------------------------------------------------------------------
Q:   WHO PAYS FOR THIS PROXY SOLICITATION AND HOW WILL SOLICITATION OCCUR?
A:   Southwest's Board of Directors is soliciting this proxy, and Southwest will pay the cost of the solicitation. In addition to the use of the mail, employees of Southwest may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of Southwest stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, Southwest will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.
--------------------------------------------------------------------------------


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


                       PROPOSAL I -- ELECTION OF DIRECTORS

         Your Board of Directors is currently composed of eleven members. Directors of Southwest are divided into three classes and are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, four directors will be elected for terms expiring at the 2007 Annual Meeting.

         The Board of Directors has nominated for re-election Thomas D. Berry, Rick Green, David P. Lambert, and Linford R. Pitts, all of whom are currently directors, each to serve for a term of three years and until his or her successor is elected and qualified. Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization.

         Each shareholder voting in the election of directors is entitled to cumulate his or her votes by multiplying the number of shares of common stock owned of record by the shareholder on the Record Date by the number of directors to be elected. Each shareholder is then entitled to cast his or her total cumulated votes for one nominee or distribute his or her votes among any number of the nominees being voted on at the Annual Meeting. Shareholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, shareholders must attend the meeting and vote in person or make arrangements with their own proxies. UNLESS OTHERWISE SPECIFIED IN THE PROXY, HOWEVER, THE RIGHT IS RESERVED, IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS, TO VOTE CUMULATIVELY, AND TO DISTRIBUTE VOTES AMONG SOME OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN A MANNER OTHER THAN EQUALLY SO AS TO ELECT AS DIRECTORS THE MAXIMUM POSSIBLE NUMBER OF SUCH NOMINEES.

         Each nominee has agreed to serve a three-year term, if elected. If any nominee is unable to stand for re-election at this Annual Meeting, the Board may reduce its size or nominate an alternate candidate, and the proxies will be voted for the alternate candidate.

         YOUR BOARD RECOMMENDS A VOTE FOR THESE DIRECTORS.

                                DIRECTOR NOMINEES

THOMAS D. BERRY                                              DIRECTOR SINCE 1981

         Mr. Berry, age 60, has been a director of Southwest since its inception. He is involved in oil and gas exploration in North Central Oklahoma, and is an Auctioneer and Real Estate Broker in Stillwater, Oklahoma.

RICK GREEN                                                   DIRECTOR SINCE 1998

         Mr. Green, age 56, was appointed the Chief Executive Officer of Southwest effective January 1, 1999. Mr. Green previously served as Chief Operating Officer, President of the Central Oklahoma division, and Executive Vice President of Stillwater National Bank & Trust Company ("Stillwater National"), Southwest's national bank subsidiary. He is a member of the Oklahoma City and Edmond Chambers of Commerce and has served as Chair/Ambassador of the Stillwater

Chamber of Commerce, on the Oklahoma State University Alumni Association Homecoming and Honor Students Committees, as Chairman of Payne County Youth Services, as Co-Chairman of the United Way of Stillwater Fund Drive and as a member of the Advisory Board of the Oklahoma State University Technical Institute. He is a member of the Commercial Real Estate Association of Oklahoma City, the Oklahoma and Oklahoma City Homebuilders Associations, and past member of the Stillwater Medical Center Committee on Physician Recruitment. Mr. Green is also a member of Leadership Stillwater and Leadership Oklahoma City. Mr. Green continues to be active as an alumnus of Oklahoma State University, serving on various committees and boards, including the Board of Governors of the Oklahoma State University Development Foundation.

DAVID P. LAMBERT                                             DIRECTOR SINCE 1981

         Mr. Lambert, age 64, has been a director of Southwest since its inception Mr. Lambert has served as President and Chief Executive Officer of the Lambert Construction Company, Stillwater, Oklahoma since 1974, and is a Trustee of the Oklahoma Construction Advancement Foundation, and a member and past chairman of the Stillwater Chamber of Commerce and a director of the Associated General Contractors of America.

LINFORD R. PITTS                                             DIRECTOR SINCE 1981

         Mr. Pitts, age 66, has been a director of Southwest since its inception. He is President of Stillwater Transfer & Storage, Inc. in Stillwater, Oklahoma, and invests in real estate and in oil and gas properties and other various small businesses. Mr. Pitts is a member of the Past President's Council of the Stillwater Chamber of Commerce.

                         DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING IN 2005

J. BERRY HARRISON                                            DIRECTOR SINCE 1991

         Mr. Harrison, age 65, is an Oklahoma State Senator, and has been a rancher and farmer in Fairfax, Oklahoma since 1962. Mr. Harrison serves as Conservation District Director of Osage County, President of the Oklahoma Association of Conservation Districts, and is a member of many other civic groups in his Senate District. James E. Berry II, Betty B. Kerns, and Robert B. Rodgers are his cousins.

ERD M. JOHNSON                                               DIRECTOR SINCE 1988

         Mr. Johnson, age 74, is Operating Partner of Johnson Oil Partnership, Midland, Texas. Mr. Johnson is a retired Petroleum Engineer and was Operating Partner of Johnson Ranch, Fairfax, Oklahoma before its liquidation in 1997. Mr. Johnson served from 1984-87 as a director of Beefmaster Breeders Universal, and from 1987-89 as its Treasurer. Mr. Johnson is a former Trustee and Treasurer of Trinity School of Midland, Texas and a former director and president of The Racquet Club, Midland, Texas.

BETTY B. KERNS                                               DIRECTOR SINCE 2000

         Ms. Kerns, age 59, was elected a director by the Board of Directors of Southwest in December 1999, and began service in January 2000. She is the owner of Betty Kerns & Associates, governmental affairs consultants, and is currently a board member of the Stillwater Medical Center Authority and Comp Source Oklahoma (formerly the State Insurance Fund). Her firm has represented many governmental, corporate, charitable, trade association, and other clients. Ms. Kerns previously was involved in politics and the Oklahoma state government as a campaign organizer and Senate staff member. She has served on the Board of Directors of the Payne County Sheltered Workshop, Payne County CASA Association, the Professional Responsibility Commission of the Oklahoma Bar Association (Vice Chairman), and an officer of state and local political party organizations. James E. Berry II, J. Berry Harrison, and Robert B. Rodgers are her cousins.

RUSSELL W. TEUBNER                                           DIRECTOR SINCE 2000

         Mr. Teubner, age 47, was elected a director by the Board of Directors of Southwest in December 1999 and began service in January 2000. He is a board member of Esker S.A., a global enterprise connectivity software vendor. His association with Esker began in June 1998, when he announced the merger of Teubner & Associates, Inc. with Esker. Mr. Teubner was founder and CEO of Teubner & Associates. The Stillwater Chamber of Commerce honored him as Citizen of the Year in 1992, Small Business Person of the Year in 1991-92, and Small Business Exporter of the Year in 1992-93. In 1993, he received the Outstanding Young Oklahoman award given annually by the Oklahoma Jaycees. In 1997, Oklahoma State University named Mr. Teubner as a recipient of their Distinguished Alumni award. During 1996 and 1997 he served on the Citizen's Commission on the Future of Oklahoma Higher Education. Currently, he serves on the board of TMSSequoia, a software company, as well as the OSU Education and Research Foundation, the Stillwater Center for Business Development, and the Global Commerce Network, a non-profit organization devoted to helping business leaders extend their influence into the social sector. Mr. Teubner is also a past director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City.

                              TERM EXPIRING IN 2006

JAMES E. BERRY II                                            DIRECTOR SINCE 1998

         Mr. Berry, age 58, has served as a director of Southwest since being appointed to the Board of Directors in June 1998. Since 1988, Mr. Berry has been the owner of Shading Concepts, which manufactures and sells solarium draperies. From 1973 to 1988, Mr. Berry was a stockbroker in Oklahoma City with a major Wall Street firm. J. Berry Harrison, Betty B. Kerns, and Robert B. Rodgers are his cousins.

JOE BERRY CANNON                                             DIRECTOR SINCE 1981

         Mr. Cannon, age 67, has been a director of Southwest since its inception. He is a Professor of Management at Oral Roberts University School of Business in Tulsa, Oklahoma. Mr. Cannon

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


served as Chairman, President, Chief Executive Officer and Senior Trust Officer of First National Bank and Trust Co. in Blackwell, Oklahoma from 1968-1991. He has been a member of the Kiwanis Club, a member of the First United Methodist Church Board of Directors, and a member of the American and Oklahoma Bar Associations.

ROBERT B. RODGERS                                            DIRECTOR SINCE 1996

         Mr. Rodgers, age 50, has been a director of Southwest since February 1996, and Chairman of the Board since December 31, 1999. He previously served as Vice Chairman of the Board, beginning in May 1999. Mr. Rodgers is president of Bob Rodgers Motor Company in Pauls Valley, Oklahoma, and is owner of Rapid Roberts Enterprises. He is a former director and was the President and Chairman of the Board of Directors of CDI II, a credit life insurance company headquartered in Oklahoma City, Oklahoma. Mr. Rodgers also previously served on the Board of Directors and was the Regional Vice President of the Oklahoma Auto Dealers Association. Mr. Rodgers is currently the chairman of the Planning and Zoning Commission for the City of Pauls Valley, Oklahoma. James E. Berry II, J. Berry Harrison and Betty B. Kerns are his cousins.

                          BOARD MEETINGS AND COMMITTEES

         Southwest's Board conducts its business through meetings of the Board and of its committees. The Board meets monthly and may have additional special meetings. The Board met twelve times during 2003. Each director attended at least 91.67% of the total number of meetings of the Board and the committees on which he or she served.

         The Audit Committee of the Board oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of Registered Public Accounting Firms ("independent auditors") engaged to provide independent audits and related services, and the performance of the internal audit function and independent auditors; and performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the listing standards of the NASDAQ Stock Market, Inc (the "Listing Standards"), and its charter. In addition the committee, as directed by the Board, investigates and reports to the Board with respect to specific matters involving financial reporting, financial accounting, conflicts of interest, internal controls, and compliance with laws and regulations relating to such matters. The committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of any independent auditor employed by Southwest for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the committee. The committee is responsible for the resolution of any disagreements between management of Southwest and the independent auditors regarding financial reporting. All members of the committee are "independent" as defined in applicable law, regulations of the Securities and Exchange Commission ("SEC"), the Federal Deposit Insurance Act and related regulations (the "FDIA"), and the Listing Standards. Members of the committee also meet all other applicable requirements of the SEC, FDIA, and the Listing Standards for financial, accounting or related expertise. The Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of this charter is attached as Annex A. The committee met ten times in 2003. Current members are Joe Berry Cannon, Betty B.

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


Kerns, Russell W. Teubner, and Linford R. Pitts, Chairman. Robert B. Rodgers, Chairman of the Board of Directors, is an ex-officio member of the Audit Committee. The Board has determined that Mr. Cannon qualifies as an audit committee financial expert under the Listing Standards and applicable securities regulations. Under SEC regulations and Southwest policy, the identification of a person as an audit committee financial expert does not impose on such person any duties, obligations, or liability greater than those to which he or she otherwise is subject as a member of the audit committee and board of directors.

         The Compensation Committee of the Board reviews Southwest's compensation policies and employee benefit plans and programs, including their establishment, modification, and administration. In addition, this committee recommends compensation for Southwest's executive officers, determines management incentive awards and stock option grants to eligible officers, and recommends changes in director compensation. Members of the committees are independent directors within the meaning of the Listing Standards. The committee met six times in 2003. Current members are James E. Berry II, Erd M. Johnson, Betty B. Kerns, David P. Lambert, Linford R. Pitts, and Russell W. Teubner, Chairman. Robert B. Rodgers, Chairman of the Board of Directors, is an ex-officio member of the Compensation Committee. In 2003, no Southwest executive officer served as a member of the compensation committee of another entity that had an executive officer who served as a Southwest director, and no Southwest executive officer served as a director of another entity that had an executive officer serving on Southwest's Compensation Committee.

         Southwest has a Nominating Committee and a Director Search Committee with responsibility for recommending persons to be nominated as directors. The Chairman of the Board is the chairman of each committee. Members of the committees are independent directors within the meaning of the Listing Standards. The Nominating Committee has responsibility for recommending to the Board of directors whether or not to nominate each director whose term expires at the next annual meeting of shareholders. Members of the Nominating Committee are the independent directors who were elected at the previous annual meeting and the Chairman of the Board. The Nominating Committee met one time in 2003. Current members are James E. Berry, II, Joe Berry Cannon, and Robert B. Rodgers, Chairman. In its determination of whether or not to recommend a director for nomination, the Nominating Committee considers whether or not such director meets the minimum criteria for board membership based upon the director's honesty, integrity, reputation in his or her community, existence of any actual or potential conflicts of interest, and past service as director, and may consider additional factors it deems appropriate. The Director Search Committee has responsibility for identifying and recommending to the Board of directors persons to be nominated as new directors of Southwest. The Committee also is responsible for interviewing and investigating potential new directors. The Director Search Committee met one time in 2003. Current members of the Committee are J. Berry Harrison, David P. Lambert, Russell W. Teubner, and Robert B. Rodgers, Chairman. In its determination of whether or not to recommend a director for nomination, the Director Search Committee will consider whether or not such director meets the minimum criteria for board membership described above, and may consider additional factors it deems appropriate.

         The Director Search Committee also is responsible for considering persons recommended for nomination as directors by shareholders, other directors, and officers. Under the charter of the

Director's Search Committee, no shareholder nomination or recommendation need be considered unless the Committee determines, in its good faith discretion, that
(i) the manner and substance of the recommendation or nomination and the related information and materials provided in connection with the recommendation or nomination complies with the procedural and substantive requirements of Southwest's Certificate of Incorporation, relevant Bylaws, and state and federal law, and (ii) if elected, the person recommended or nominated may lawfully serve on the board. Shareholders may submit recommendations for director candidates for consideration by the Director Search Committee to the Secretary by first class mail. Please also see "Shareholder Proposals and Communications" on page 27 of this Proxy Statement.

         The Nominating Committee and the Director Search Committee have written charters that have been approved by the Board of Directors. Copies of these charters are available on the governance area of Southwest's website at www.oksb.com.

         The Board of Directors has determined that all Directors other than Mr. Green are independent under the Listing Standards.

                              DIRECTOR COMPENSATION

         During 2003, the Chairman of the Board of Directors of Southwest received an annual retainer of $16,000, the Chairmen of the Loan, Audit, and Compensation Committees each received an annual retainer of $11,000, and other non-officer Directors of Southwest each received an annual retainer of $8,000. In addition, non-officer Directors received fees of $750 per board meeting attended and a committee meeting fee of $300 per meeting if the meeting was held the same day as the board meeting, or $600 if the committee meeting was held on another day. Directors who also serve as Southwest officers did not receive these fees.


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


             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

         The shares of Southwest's common stock and trust preferred securities that were beneficially owned on the Record Date by each person who was a director or officer on that date or is a named executive officer are shown below.


                                  COMMON STOCK              TRUST PREFERRED SECURITIES
                        ------------------------------    ------------------------------
                          AMOUNT AND                       AMOUNT AND
                           NATURE OF      PERCENTAGE       NATURE OF        PERCENTAGE
                          BENEFICIAL      OF SHARES        BENEFICIAL     OF SECURITIES
NAME                    OWNERSHIP (1)   OUTSTANDING (2)   OWNERSHIP (1)   OUTSTANDING (2)
----                    -------------   --------------    -------------  ---------------

James E. Berry II         247,996 (3)         2.06%
Thomas D. Berry            57,774 (4)         *                 500              *
Joe Berry Cannon          104,598 (5)         *
Rick Green                127,685 (6)         1.05
J. Berry Harrison         113,902 (7)         *
Erd M. Johnson            195,661 (8)         1.63
Betty B. Kerns             15,926 (9)         *
David P. Lambert           33,938 (10)        *
Linford R. Pitts           32,007 (11)        *
Robert B. Rodgers          74,838 (12)        *
Russell W. Tuebner         45,082 (13)        *
Kerby E. Crowell           83,390 (14)        *
Jerry Lanier               38,321 (15)        *
Joseph P. Root             38,167 (16)        *               1,700              *
Stanley R. White           31,198 (17)        *
All Directors and
  Executive Officers
  as a Group
  (21 persons)          1,417,636 (18)       11.30%           2,600              *
-----------------
 *       Less than one percent of shares outstanding.

(1) Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 5, 2004. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership is made by the individual, not Southwest.

(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 5, 2004.

(3) Excludes 31,000 shares held by his spouse and children and includes 6,326 shares that Mr. Berry has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(4) Includes 6,326 shares that Mr. Berry has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(5) Excludes 54,810 shares beneficially owned by his spouse, as trustee, and 2,984 shares held by his spouse. Includes 6,326 shares that Mr. Cannon has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(6) Includes 420 shares held jointly with his spouse and 3,190 shares held by his spouse. Includes 113,130 shares that Mr. Green has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(7) Includes 6,326 shares that Mr. Harrison has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(8) Excludes 35 shares held by his spouse. Includes 9,053 shares held by Johnson Oil Partnership of which Mr. Johnson is a general partner. Includes 2,675 shares that Mr. Johnson has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(9) Excludes 8,264 shares beneficially owned by her spouse. Includes 6,326 shares that Ms. Kerns has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(10) Includes 21,000 shares held by his spouse and 3,000 shares held by a trust of which he is co-trustee... Includes 6,326 shares that Mr. Lambert has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(11) Includes 6,326 shares that Mr. Pitts has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

                       (notes continued on following page)

(12) Excludes any shares owned by his father, James W. Rodgers, Jr., and his mother, Sarah Jane Berry Rodgers. Includes 2,259 shares held by his children and as custodian under an individual retirement account and 6,326 shares that Mr. Rodgers has the right to acquire with 60 days of March 5, 2004, pursuant to the exercise of stock options.

(13) Includes 6,326 shares that Mr. Teubner has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(14) Includes 67,374 shares that Mr. Crowell has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(15) Includes 35,772 shares that Mr. Lanier has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(16) Includes 34,442 shares that Mr. Root has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(17) Includes 7,282 shares that Mr. White has the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options.

(18) Includes shares held by certain directors and executive officers as custodians under Uniform Transfers to Minors Acts, by their spouses and children, and for the benefit of certain directors and executive officers as custodians under individual retirement accounts ("IRAs") and living trusts. Includes 508,536 shares that executive officers and directors have the right to acquire within 60 days of March 5, 2004, pursuant to the exercise of stock options. Does not include shares beneficially owned by Directors of Stillwater National Bank and Trust Company or SNB Bank of Wichita who are not also directors of Southwest.

               OWNERS OF MORE THAN 5% OF SOUTHWEST'S COMMON STOCK

         Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by persons who have filed these reports reporting beneficial ownership that exceeds 5% of Southwest's outstanding common stock at March 5, 2004.

                       AMOUNT AND NATURE            PERCENTAGE
                         OF BENEFICIAL               OF SHARES
NAME                     OWNERSHIP (1)              OUTSTANDING (2)
----                     -------------              ---------------

FMR Corp                 1,013,629  (3)                8.42%
Joyce P. Berry             662,702  (4)                5.51
--------------------

(1) Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Southwest.

(2) Calculated by Southwest based upon shares reported as beneficially owned by the listed persons and shares of Southwest common stock outstanding at March 5, 2004.

(3)      The address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts
         02109.

(4) The address of Joyce P. Berry is 2005 West Third Street, Stillwater, Oklahoma 74074. Does not include 98,500 shares held by her children as to which she disclaims beneficial ownership.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

         The following table summarizes compensation earned by or awarded to Southwest's Chief Executive Officer and Southwest's four most highly compensated other executive officers for 2003 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                      LONG-TERM COMPENSATION
                                                                  ---------------------------
                                                                     AWARDS           PAYOUTS
                                                                  -----------         -------
                                      ANNUAL COMPENSATION (1)      SECURITIES
NAME AND                            -------------------------      UNDERLYING          LTIP       ALL OTHER
PRINCIPAL POSITION                  YEAR    SALARY      BONUS    OPTIONS/SARS (2)     PAYOUTS  COMPENSATION (3)
------------------                  ----    ------      -----    ----------------     -------  ----------------

Rick Green                          2003     $368,015  $90,180        28,580              --       $55,813
  President and                     2002      325,000   76,050        38,876              --        44,768
  Chief Executive Officer           2001      290,000   76,560            --              --        22,000

Stanley R. White                    2003      230,800   23,657        16,750                        24,208
  President, Managing Director      2002      215,000   58,488        19,894              --        21,115
  and Senior Trust Officer          2001      182,500   40,459            --              --        19,766
  Tulsa Region

Jerry L. Lanier                     2003      184,000   21,436          8,670                       23,208
  Executive Vice President and      2002      160,000   21,520         11,692             --        18,433
  Chief Lending Officer             2001      125,750   17,731             --                       14,899

Kerby E. Crowell                    2003      175,000   25,069          8,670                       27,891
  Executive Vice President,         2002      160,000   26,560         12,994             --        23,601
  Chief Financial Officer, and      2001      139,750   28,090             --             --        18,929
  Secretary

Joseph P. Root                      2003      166,000   24,070          8,398                       20,498
  President, Central                2002      155,000   12,013         12,940             --        17,751
  Oklahoma Division                 2001      139,167   19,831             --             --        16,431
--------------------

(1) The value of other annual compensation did not exceed the lesser of $50,000 or 10% of salary and bonus for any Named Executive Officer.

(2) In each case, represents stock options granted under Southwest's Stock Option Plan. Shares adjusted for 2:1 stock split effected August 29, 2003.

(3) Amounts for 2003 included Profit Sharing Plan and Supplemental Profit Sharing Plan credits and contributions of $49,678 for Mr. Green; and Profit Sharing Plan contributions of $22,176 each for Mr. White, Mr. Lanier, and Mr. Crowell, and of $19,991 for Mr. Root. Southwest accrues expense to the Supplemental Profit Sharing Plan in amounts sufficient to ensure that Mr. Green obtains the same profit sharing contribution as a percentage of compensation as other officers and employees of Southwest without regard to limitations of the qualified profit sharing plan. The Supplemental Profit Sharing Plan is unfunded.

                              OPTION GRANTS IN 2003

                                                                                     VALUES AT ASSUMED
                      NUMBER OF    % OF TOTAL                                          ANNUAL RATES OF
                     SECURITIES      OPTIONS                                      STOCK PRICE APPRECIATION
                      UNDERLYING   GRANTED TO                                        FOR OPTION TERM (3)
                       OPTIONS      EMPLOYEES        EXERCISE   EXPIRATION        ------------------------
NAME                 GRANTED (1)     IN YEAR         PRICE (2)     DATE              5%              10%
----                 -----------  -------------      --------- -------------      --------        --------
Rick Green             28,580         18.60%           $11.72     03-11-2008       $92,543        $204,494

Stanley R. White       16,750         10.90%           $11.72     03-11-2008       $54,237        $119,850

Jerry L. Lanier         8,670          5.65%           $11.72     03-11-2008       $28,074         $62,035

Kerby E. Crowell        8,670          5.65%           $11.72     03-11-2008       $28,074         $62,035

Joseph P. Root          8,398          5.47%           $11.72     03-11-2008       $27,193         $60,089

-------------------
(1) Options granted vested one-third upon the date of grant and an additional one-third upon each of the next two anniversaries of the date of grant.

(2) In each case, the exercise price was equal to the market price of the Common Stock on the date of Grant.

(3) The rates of appreciation are used for illustration only. No assurance can be given that actual experience will correspond to the assumed rates.

                             YEAR-END OPTION VALUES

         The number and potential realizable value at the end of the year of options held by each of the Named Executive Officers are shown below.


                                                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                      OPTIONS AT YEAR-END                AT YEAR-END (1)
                   SHARES ACQUIRED     VALUE      ----------------------------   ---------------------------
NAME                 ON EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                 -----------     --------     -----------   -------------    -----------   -------------

Rick Green            120,602        $1,154,472      90,645         96,211        $898,650      $998,945
Stanley R. White       98,132           637,085      37,714         41,798         445,308       419,268
Jerry L. Lanier        18,000           144,630      25,985         36,377         275,119       362,494
Kerby E. Crowell       57,000           438,330      60,152         39,512         630,560       400,730
Joseph P. Root             --                --      22,830         39,312         242,228       396,223
------------------

(1) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying common stock at December 31, 2003, based on the average of the high and low sale prices of the common stock on December 31, 2003, as reported on the Nasdaq National Market of $18.33 per share, and the exercise price of the options of $4.25 to $11.72 per share.

No stock appreciation rights ("SARs") were exercised by the Named Executive Officers during 2003. No SARs were held by any Named Executive Officer at year-end. No options or SARs held by any Named Executive Officer repriced during Southwest's last ten full years.

                             SEVERANCE ARRANGEMENTS

         Under Stillwater National's Severance Compensation Plan, certain executive officers of Stillwater National are entitled to lump-sum severance compensation upon a qualifying termination of service equal to a percentage of their respective total annual base compensation in effect at the date of termination. For purposes of the Severance Compensation Plan, a qualifying termination of service is defined as either an involuntary termination of service or a voluntary termination of service for good reason, in either case within two years following a change-in-control occurring after the effective date of the Severance Compensation Plan. Good reason would include: (i) a reduction in their base salary; (ii) their assignment without their consent to a location other than in Oklahoma; (iii) the failure to maintain them in a position of comparable authority or responsibility; or (iv) a material reduction in their level of incentive compensation or benefits. A change-in-control is deemed to occur whenever: (i) any entity or person becomes the beneficial owner of or obtains voting control over 50% or more of the outstanding shares of common stock of either Southwest or Stillwater National; (ii) the shareholders of either Southwest or Stillwater National approve (a) a merger or consolidation in which Southwest or Stillwater National is not the survivor or pursuant to which the outstanding shares of either would be converted into cash, securities or other property of another corporation other than a transaction in which shareholders maintain the same proportionate ownership interests, or (b) a sale or other disposition of all or substantially all of the assets of either Southwest or Stillwater National; or (iii) there shall have been a change in a majority of the Boards of Directors of either Southwest or Stillwater National within a twelve-month period unless each new director was approved by the vote of two-thirds of the directors still in office who were in office at the beginning of the twelve-month period. Messrs. Green, White, and Crowell, would have received lump-sum severance payments of $360,000, $230,800, and $175,000, respectively, upon a qualifying termination of service if such termination had occurred on December 31, 2003. Mr. Lanier and Mr. Root are not participants in the Severance Compensation Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         As members of the Compensation Committee, it is our duty to review compensation policies applicable to senior officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for senior officers for consideration by the Boards of Directors of Southwest and Stillwater National and to administer various incentive plans.

         Southwest seeks to establish market-competitive compensation for its senior officers that rewards achievement of Southwest goals. Under the compensation policies of Southwest, which are endorsed by the Compensation Committee, compensation is paid based both on the senior officer's knowledge, skills and performance and the performance of Southwest. The base compensation of the officers is based upon the Committee's assessment of comparable base salaries and the officer's proficiency and performance. Regular annual bonuses and grants under Southwest's Stock Option Plan are based upon Southwest's and the officer's performance. Eighty percent of the annual bonus and option grants for the Chief Executive Officer is based upon Southwest's performance, and twenty percent is based upon personal performance. In assessing the performance of Southwest for purposes of compensation decisions, the Compensation Committee considers actual versus targeted (i) increases in annual earnings per share,
(ii) annual returns on average shareholders' equity, and (iii) annual returns on average assets. Awards of regular bonuses are based upon the performance in the most recent year. Stock option awards are based upon cumulative performance over a three-year period. Additional performance bonuses and option grants also may be made within the discretion of the Compensation Committee and the Board of Directors. The Compensation Committee also may consider other factors, and may change the basis of assessing Southwest's performance.

Southwest's policy is not a plan or contract that conveys rights to base compensation, bonuses, or grants of options, all of which are discretionary.

         The Committee conducted a review of the Chief Executive Officer's base compensation in December 2002. As a result of this review, Mr. Green's salary was increased by $35,000 to $360,000 effective January 1, 2003. A regular bonus of $90,180 was awarded to Mr. Green in February 2004 based upon 2003 performance.

         All members of the Compensation Committee are independent directors as defined in the Listing Standards. No member of the Compensation Committee is a former or current officer or employee of Southwest or any of its subsidiaries.

March 5, 2004

                                               Russell W. Teubner, Chairman
                                               James E. Berry II
                                               Erd M. Johnson
                                               Betty B. Kerns
                                               David P. Lambert
                                               Linford R. Pitts
                                               Robert B. Rodgers

                          STOCK PERFORMANCE COMPARISONS

         The following table compares the cumulative total return on a hypothetical investment of $100 in Southwest's common stock at the closing price on December 31, 1998 through December 31, 2003, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.

[OBJECT OMITTED]

                          -------- -------- -------- -------- -------- ---------
                          12/31/98 12/31/99 12/31/00 12/31/01 12/31/02 12/31/03
                          -------- -------- -------- -------- -------- ---------
Southwest                    $100     $  76   $  65   $  106     $158     $222
                          -------- -------- -------- -------- -------- ---------
NASDAQ Stock Market
 Index (U.S.).                100       186     113       90       62       93
                          -------- -------- -------- -------- -------- ---------
NASDAQ Bank Index             100        96     110      119      122      157
                          -------- -------- -------- -------- -------- ---------

                                   PROPOSAL II
                     AMENDMENT OF THE 1999 STOCK OPTION PLAN
                          TO INCREASE AVAILABLE SHARES

         At the Annual Meeting, the shareholders are being asked to approve an amendment to Southwest's 1999 Option Plan in order increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, to an aggregate of 1,760,000. Without this amendment, fewer than 100,000 shares will be available for issuance under the Plan.

                            REASONS FOR THE AMENDMENT

         Since adoption of the 1999 Option Plan five years ago, awards for an aggregate of 1,164,704 shares, net of forfeited options, have been granted to key employees and directors of Southwest or reserved for future issuance in accordance with the terms of outstanding awards. Only 95,296 shares remain available for issuance under the Option Plan. The Board of Directors believes that this number of shares is inadequate to permit Southwest to appropriately compensate employees, officers and directors in coming years.

         The Board of Directors believes that the availability of a stock based compensation program intended to provide directors and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of Southwest as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers, and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of Southwest's shareholders, which will increase their incentive to improve Southwest's performance. As such, the Board of Directors believes that the authorization of additional shares for issuance under the Option Plan is necessary in order to permit Southwest's continued growth and profitability.

         If the amendment to the 1999 Option Plan is approved, the total number of shares subject to issuance under future awards pursuant to the 1999 Option Plan will be 595,296, or 4.95% of the outstanding Common Stock.

                           PURPOSE OF THE OPTION PLAN

         The purpose of the Option Plan is to advance the interests of Southwest by providing directors and selected key employees of Southwest and its affiliates with the opportunity to acquire shares of Southwest's common stock. By encouraging stock ownership, Southwest seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of Southwest and its affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

         The Option Plan was approved by Southwest shareholders in 1999. It replaced the Southwest Bancorp 1994 Stock Option Plan. At March 5, 2004, fewer than 100,000 shares were reserved for issuance under the Option Plan and options of 1,079,712 were outstanding under the Option Plan and the 1994 Stock Option Plan.

                         DESCRIPTION OF THE OPTION PLAN

         ADMINISTRATION. The Option Plan is administered by a committee (the "Committee") of at least three directors appointed by the Board, unless the Board chooses to administer the Plan directly. Subject to the terms of the Option Plan, the Committee has the authority to select participants and to grant options and other awards under the Option Plan, to determine the terms of those awards, and otherwise to administer and interpret the Option Plan. Decisions of the Committee are final and conclusive. Members of the Committee will be indemnified to the full extent permissible under Southwest's Certificate of Incorporation and Bylaws in connection with any claims or other actions relating to any action taken under the Option Plan. The Board currently intends to administer the Plan directly with the advice of the Compensation Committee.

         TYPES OF AWARDS; ELIGIBLE PERSONS. The Committee may grant stock options, stock appreciation rights ("SARs") and restricted stock under the Option Plan to directors and key employees designated by the Committee. A total of 48 persons, including all of Southwest's executive officers and all outside directors, currently participate in the Option Plan. The amount and value of awards that may be made in the future to directors and named executive officers are not yet determinable. The Committee has granted only options, and has not granted SARs or restricted stock awards. The number of options awarded in March 2004 would not have changed if the amendment had been effective at that date, but future awards may be reduced or eliminated if the amendment is not approved.

         Options may be either incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code (the "Code"), or options that are not ISOs ("Non-ISOs"). Directors who are not employees are not eligible to receive ISOs.

         FINANCIAL EFFECTS OF AWARDS. Southwest will receive no monetary consideration for the granting of awards under the Option Plan. It will receive no monetary consideration other than the option price for shares of common stock issued to optionees upon the exercise of their options. It will receive no monetary consideration upon the exercise of SARs or the vesting of restricted stock. Under current accounting standards adopted by Southwest, recognition of compensation expense is not required when stock options are granted at the fair market value of the common stock on the date the option is granted. Stock options are considered, however, in the calculation of diluted earnings per share of Southwest. Awards of SARs generally require recognition of compensation expense based upon the difference between their exercise price and the market value of the shares to which they relate. Awards of restricted stock generally require the recognition of compensation expense based upon the market value of the stock. The accounting treatment of awards is subject to change based upon future actions by the SEC and accounting rule-making organizations.

         SHARES AVAILABLE FOR GRANTS. The Option Plan reserves authorized but unissued shares of common stock for issuance upon the exercise of options SARs, or the grant of restricted stock. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by Southwest, the number and kind of shares
                                       17
of stock as to which options, SARs and restricted stock may be awarded under the Option Plan, the affected terms of all outstanding options, SARs and shares of restricted stock, and the aggregate number of shares of common stock remaining available for grant under the Option Plan will be adjusted. Generally, the number of shares as to which SARs are granted are charged against the aggregate number of shares available for grant under the Option Plan, provided that, in the case of an SAR granted in conjunction with an option, under circumstances in which the exercise of the SAR results in termination of the option and vice versa, only the number of shares of common stock subject to the option shall be charged against the aggregate number of shares of common stock remaining available under the Option Plan. If awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the shares of common stock subject to such awards shall, unless the Option Plan shall have been terminated, be available for the grant of additional awards under the Option Plan.

         DURATION OF THE OPTION PLAN AND GRANTS. The Option Plan has a term of 10 years from February 18, 1999, its effective date, after which date no awards may be granted. The maximum term for an award is ten years from the date of grant, except that the maximum term of an ISO (and an SAR granted in tandem with an ISO) may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the Option Plan, or its termination by the Committee, will not affect any award then outstanding.

         OPTIONS. The exercise price of options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all Option Plans of Southwest and of any subsidiary) exceeds $100,000, the options will be treated as Non-ISOs, and not as ISOs. In the event that the fair market value per share of the common stock falls below the exercise price of previously granted options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding options and to issue new options with an exercise price equal to the then current fair market price per share of the common stock.

         SARS. An SAR may be granted in tandem with all or part of any option granted under the Option Plan or without any relationship to any option. An SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the optionee's exercise of the SAR cancels his right to exercise the option, and vice versa. Regardless of whether an SAR is granted in tandem with an option, exercise of the SAR will entitle the optionee to receive, as the Committee prescribes in the grant, all or a percentage of the difference between (i) the fair market value of the shares of common stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price). The exercise price as to any particular SAR shall not be less than the fair market value of the optioned shares on the date of grant.

         EXERCISE OF OPTIONS AND SARS. The exercise of options and SARs will be subject to the terms and conditions established by the Committee in a written agreement between the Committee and the optionee. In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO shall cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the Option Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire.) Notwithstanding the provisions of any option which provides for its exercise in installments as designated by the Committee, such option shall become immediately exercisable upon the optionee's death or permanent and total disability.

         An otherwise exercisable SAR may be exercised only during the period beginning on the third business day following the release for publication of Southwest's quarterly or annual financial information, and ending on the twelfth business day following such date. In no event, however, will any option or SAR be exercisable after its expiration date, as to fractional shares of common stock or prior to the optionee's satisfaction of any income tax withholding requirements.

         A participant may exercise options or SARs, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the option or SAR with respect to a specified number of shares of common stock, and (ii) in the case of options, payment to Southwest (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the option is then being exercised. Common stock utilized in full or partial payment of the exercise price for options shall be valued at its market value at the date of exercise. Although directors and executive officers of Southwest generally would be prohibited from profiting from certain purchases and sales of shares within any six-month period under the federal securities laws, they generally will not be prohibited by such laws from exercising options and immediately selling the shares they receive, provided at least six months elapses between the grant of the option and the sale of the common stock purchased on exercise of the option. As a result, officers, like Southwest's and its affiliates' other participating employees, generally will be permitted to benefit in the event the market price for the shares exceeds the exercise price of their options, without being subject to loss in the event the market price falls below the exercise price.

         RESTRICTED STOCK. The Committee has broad discretion at the time of making a restricted stock grant to determine a period of between six months and five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a grantee's continued employment or upon the grantee's attainment of specific corporate, divisional, or individual performance standards or goals. The Committee may impose special vesting rules applicable if the grantee retires, becomes disabled, or dies before the expiration of the restriction period or satisfaction of the restrictions applicable to an award of restricted stock.

         The Committee shall determine the percentage of the award of restricted stock which shall vest in the event of death, disability, or retirement prior to the expiration of the restriction period or the satisfaction of the restrictions applicable to an award of restricted stock. Notwithstanding the restriction period and the restrictions imposed by the Committee on the restricted stock, the

Committee may shorten the restriction period or waive any restrictions if the Committee concludes that it is in the best interests of Southwest to do so.

         Until a grantee's interest vests, his or her restricted stock is nontransferable and forfeitable. Nevertheless, the grantee is entitled to vote the restricted stock and to receive dividends and other distributions made with respect to the restricted stock. To the extent that a grantee becomes vested in his or her restricted stock at any time during the restriction period and has satisfied applicable income tax withholding obligations, Southwest will deliver unrestricted shares of common stock to the grantee. At the end of the restriction period, the grantee will forfeit to Southwest any shares of restricted stock as to which he or she did not earn a vested interest during the restriction period.

         CHANGE IN CONTROL. Upon a change in control, all options and SARs are immediately exercisable and fully vested, and all shares of restricted stock become fully vested. At that time, the Committee may grant the optionee the right to receive a cash payment in an amount equal to the excess of the market value of the shares subject to an option over the exercise price of the option. If there is (i) a liquidation or dissolution of Southwest, (ii) a merger or consolidation in which Southwest is not the surviving entity; or (iii) the sale or disposition of all or substantially all of Southwest's assets, then all of the outstanding options must be surrendered in return for options for shares of the acquiring company, shares of the acquiring company with a market value equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, or cash equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, as determined by the Committee. In no event, however, may an option be exchanged for cash or an SAR exercised within the six-month period following the date of its grant.

         A change in control under the Option Plan means any one of the following events: (1) the acquisition of ownership or control of 51% or more of any class of voting securities of Southwest or Stillwater National; (2) the exercise of a controlling influence over the management or policies of Stillwater National or Southwest by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or
(3) the failure of Continuing Directors to constitute at least two-thirds of the Board of Southwest or Stillwater National during any period of two consecutive years. A change in control does not include acquisition of ownership or control of voting securities of Southwest by an employee benefit plan sponsored by Southwest or Stillwater National; acquisition of voting securities by Southwest through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to Southwest in a reorganization, such as a re-incorporation, that does not have the purpose or effect of significantly changing voting power or control. Continuing directors are those individuals who were directors at the Effective Date of the Option Plan and those other individuals whose election or nomination for election as a director was approved by a vote of at least two-thirds of the continuing directors then in office. An offer to effect a change in control means any offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, 25% or more of any class of voting securities of Southwest for value. The decision of the Committee as to whether a change in control has occurred or an offer to effect a change in control has been received is conclusive and binding.

         Although these provisions are included in the Option Plan primarily for the protection of an employee-optionee in the event of a change in control of Southwest, they may also be regarded as having a takeover defensive effect, which may reduce Southwest's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board.

         NONTRANSFERABILITY. ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations order. Other awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

         CONDITIONS ON ISSUANCE OR SALE OF SHARES. The Committee has the authority to impose restrictions on shares issued under the Option Plan that it deems appropriate or desirable, including the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. The Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or grantee make certain representations or warranties. In addition, no shares that have been acquired upon exercise of an option may be sold or otherwise disposed of (except by gift or upon death) before the end of a six-month period that begins on the date the option was granted.

         AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board may from time to time amend the terms of the Option Plan and, with respect to any shares at the time not subject to options, suspend or terminate the Option Plan. Shareholder approval is required for an amendment that would increase the number of shares subject to the Option Plan or that would extend the term of the Option Plan. No amendment, suspension or termination of the Option Plan will, without the consent of any affected holders of an option, alter or impair any rights or obligations under the option.

FEDERAL INCOME TAX CONSEQUENCES

         ISOS. An employee recognizes no taxable income upon the grant of ISOs. If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a "disqualifying disposition." In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

         Southwest will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, Southwest will be entitled to deduct an equivalent amount, subject to federal income tax limitations on annual executive compensation deductions.

         NON-ISOS. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. Southwest will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO, subject to federal income tax limitations on annual executive compensation deductions.

         SARS. The grant of an SAR has no tax effect on the optionee or Southwest. Upon exercise of the SARs, however, any cash or common stock received by the optionee in connection with the surrender of his or her SAR will be treated as compensation income to the optionee, and Southwest will be entitled to a business expense deduction for the amounts treated as such compensation income, subject to federal income tax limitations on annual executive compensation deductions.

         RESTRICTED STOCK. The grant of restricted stock has no tax effect on Southwest or the grantee. When the shares become vested pursuant to the restricted stock award, the grantee will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award, and Southwest will be entitled to a business expense deduction in the same amount, subject to federal income tax limitations on annual executive compensation deductions.

RECOMMENDATION AND VOTE REQUIRED

         Approval of the Option Plan requires the favorable vote of a majority of the votes represented at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of common stock is present).

         THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE OPTION PLAN.

                              CERTAIN TRANSACTIONS

         Southwest's banking subsidiaries have and expect to have in the future, banking and other transactions with certain officers and directors of Southwest and its subsidiaries and with greater than 5% shareholders of Southwest and their immediate families and associates. These transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Southwest's management, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on Southwest's review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, all directors, executive officers, and beneficial owners of more than 10% of its common stock have timely filed those reports with respect to 2003. Southwest makes no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or as to the appropriateness of disclaimers of beneficial ownership.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         A representative of Ernst & Young LLP, Southwest's independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement.

                                      FEES

         The following table presents fees for professional audit services rendered by Ernst & Young, LLP for the audit of the annual financial statements of Southwest Bancorp, Inc. and subsidiaries for the year ended December 31, 2003, and fees billed for other services rendered by Ernst & Young.

                                     2003                    2002
                                 ----------              -----------
Audit Fees (1)                     $205,500                 $155,000
Audit-Related Fees (2)(3)            21,000                   15,000
Tax Services (3)(4)                  49,589                   65,000
All Other Fees (3)(5)                 2,500                    2,500
                                 ----------              -----------
Total                              $278,689                 $237,500
                                 ==========              ===========
----------
(1) Audit fees consist of fees and expenses for professional services rendered for the audit of Southwest's consolidated financial statements and SNB Wichita's financial statements, for review of financial statements included in Southwest's quarterly reports on Form 10-Q, and for other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. Amounts shown are for the audits for, and the review of Forms 10-Q filed within, the indicated years, regardless of when the fees and expenses were billed or the services were rendered.

(2) Audit-related fees are fees for assurance and related services provided by Ernst & Young that are related to the performance of audits or reviews of financial statements but are not reported in the preceding Audit fees category. The fees shown above were for services related to Southwest's profit sharing plan and Federal Home Loan Bank collateral requirements.

(3) Includes fees and expenses for services rendered for the years shown regardless of when the fees and expenses were billed.

(4) Tax services fees consist of fees for compliance tax services including tax planning and advice and preparation of tax returns.

(5)      Other fees were for accounting research services.

                            PREAPPROVAL OF SERVICES

         The Audit Committee is required to preapprove all auditing services and permitted non-audit services provided by Southwest's independent auditors, under Securities and Exchange Commission regulations that became effective in May 2003. There is an exception for preapproval of nonaudit services if the aggregate amount of all such non-audit services provided to Bancorp constitutes not more than 5 percent of the total amount of revenues paid by it to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by Southwest at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee. All audit services and permitted non-audit services to be performed by Southwest's independent auditor have been preapproved by the Audit Committee as required by Securities and Exchange Commission regulations and the Audit Committee's charter without exception.

                          REPORT OF THE AUDIT COMMITTEE

         The Southwest Audit Committee oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of independent auditors engaged to provide independent audits and related services, and the performance of the internal audit function and independent auditors; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the Listing Standards and its charter. The Committee (1) has reviewed and discussed the audited financial statements included in Southwest's 2003 Annual Report on Form 10-K with management; (2) has discussed with independent auditors the matters required to be discussed by Statement of Auditing Standards 61; and (3) has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed independence with the independent auditor. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited financial statements be included in the 2003 Annual Report and Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

March 5, 2004                                     Linford R. Pitts, Chairman
                                                  Joe Berry Cannon
                                                  Betty B. Kerns
                                                  Robert B. Rodgers
                                                  Russell W. Teubner

                                 CODE OF ETHICS

         The Board of Directors of Southwest has adopted a code of ethics that applies to all directors, officers, and employees of Southwest and its consolidated subsidiaries. This code, which fulfills the requirements of the Listing Standards and the criteria established by applicable

SEC regulation, is available through the governance area of Southwest's website at www.oksb.com.

                                  OTHER MATTERS

         The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the Board of Directors.

                    SHAREHOLDER PROPOSALS AND COMMUNICATIONS

         Any shareholder proposal to take action at the year 2005 Annual Meeting of Shareholders must be received at Southwest's executive office at 608 South Main Street, Stillwater, Oklahoma 74074 no later than November 17, 2004, in order to be eligible for inclusion in Southwest's proxy materials for that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under Southwest's Certificate of Incorporation, a shareholder proposal or nomination for director may be eligible for consideration at an annual or special meeting if written notice is delivered or mailed to the Secretary not less than thirty days nor more than sixty days before the meeting, provided that, if less than forty days notice of the meeting has been given, such written notice may be delivered or mailed by the close of the tenth day after the date notice of the meeting was mailed. Such notices also must include information required by and comply with procedures established by the Certificate of Incorporation.

         Southwest's shareholders may communicate with the board of directors or any individual director by addressing correspondence to the board or such director in care of the Secretary at Southwest's main office by mail, courier, or facsimile or by e-mail through Southwest's "contact us" button on the Investor Relations area of its website at www.banksnb.com.

         The board of directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for Southwest and to provide an opportunity for shareholders to express any concerns to them. Southwest has adopted a policy that all directors should attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.

                       2003 ANNUAL REPORT TO SHAREHOLDERS

         Southwest's 2003 Annual Report to Shareholders, including consolidated financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Kerby E. Crowell
                                      --------------------
                                      KERBY E. CROWELL
                                      SECRETARY

Stillwater, Oklahoma
March 19, 2004

                           ANNUAL REPORT ON FORM 10-K

         A COPY OF SOUTHWEST'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: KERBY E. CROWELL, SOUTHWEST BANCORP, INC., P.O. BOX 1988, STILLWATER, OKLAHOMA 74076.

                                     ANNEX A
                             SOUTHWEST BANCORP, INC.
                   STILLWATER NATIONAL BANK AND TRUST COMPANY
                          JOINT AUDIT COMMITTEE CHARTER
                                    CONTENTS

                                                                         PAGE
                                                                         ----

I.    PURPOSE AND GENERAL RESPONSIBILITIES...............................  1

II.   JOINT COMMITTEE....................................................  1

III.  RELATIONSHIPS WITH INDEPENDENT AUDITORS............................  1

IV.   APPROVAL OF AUDIT SERVICES.........................................  2

V.    REVIEW OF FINANCIAL STATEMENTS.....................................  3

VI.   EXTERNAL REPORTS...................................................  4

VII.  RELATIONSHIP WITH INTERNAL AUDITORS................................  4

VIII. COMPLAINT PROCEDURES...............................................  4

IX.   INTERNAL REPORTS...................................................  4

X.    MEMBERSHIP.........................................................  4

XI.   MEETING FREQUENCY..................................................  5

XII.  CONDUCT OF MEETINGS................................................  5

XIII. AUTHORITY, SUPPORT, AND ADVICE.....................................  5

XIV.  FUNDING............................................................  5

                             SOUTHWEST BANCORP, INC.
                   STILLWATER NATIONAL BANK AND TRUST COMPANY
                          JOINT AUDIT COMMITTEE CHARTER

                     I. PURPOSE AND GENERAL RESPONSIBILITIES

1.  The Audit Committee:

    a. Oversees and reports to the Board of Directors regarding (a) accounting and financial reporting processes, (b) audits of the financial statements, (c) the qualifications and independence of Registered Public Accounting Firms ("Independent auditors") engaged to provide independent audits and related services, and (d) the performance of the internal audit function and independent auditors;

    b. Performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations (the "FDIA"), the listing standards of the NASDAQ Stock Market, Inc. ("Listing Standards"), and this charter.

    c. In addition to its other duties and powers specified in this charter, as directed by the Board, investigates and reports to the Board with respect to specific matters involving financial reporting, financial accounting, conflicts of interest, internal controls, and compliance with laws and regulations relating to such matters.

                               II. JOINT COMMITTEE

2. Meetings of Southwest and Bank Committees are held jointly. Each Board has authority with respect to its Committee. The Committees and the Boards are referred to in the singular in this charter from time to time for convenience.

                  III. RELATIONSHIPS WITH INDEPENDENT AUDITORS

3. The independent auditors are ultimately accountable to the Board and to the committee, as representatives of the shareholders. The committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of any independent auditor employed by Southwest for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the committee.

4. The committee is responsible for the resolution of any disagreements between management of Southwest and the independent auditors regarding financial reporting.

5.   At least annually, the committee:

     a. Reviews with management and the independent auditors the reports required to be provided to the committee by the independent auditor by
          Section 10A of the Securities Exchange Act of 1934 ("Section 10A"), the scope of services required by the audit, major risk factors, critical accounting policies, alternative treatments of financial information, audit conclusions regarding significant accounting estimates, and the compliance of the audit with the audit procedures required by

          Section 10A relating to detection of illegal acts, identification of related party transactions, and evaluation of Southwest as a going concern.

     b. Receives and considers a formal written statement from the independent auditor delineating all relationships between the auditor and Southwest, as required by Independent Standards Board Standard No. 1, and actively engages in a dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors and takes appropriate action to oversee the independence of the independent auditor.

6. The committee discusses with management and the independent auditors any illegal acts reported to the committee by the independent auditors that the independent auditor detected or which otherwise came to the independent auditor's attention in the course of the audit, and recommends that the Board take appropriate remedial action.

                         IV. APPROVAL OF AUDIT SERVICES

7. All auditing services (including, without limitation, comfort or "agreed upon procedures" letters in connection with securities underwritings) and permitted non-audit services, other than as provided by section 8, below, provided to Southwest by its independent auditors shall be preapproved by the committee. Approval of the committee may be obtained by majority vote of the committee members at any meeting of the committee or by written consent of a majority of committee members without a meeting of the committee.

8. Pre-approval under the preceding section is not required with respect to the provision of non-audit services if:

     a. the aggregate amount of all such non-audit services provided to Southwest constitutes not more than 5 percent of the total amount of revenues paid by Southwest to its independent auditors during the fiscal year In which the non-audit services are provided; and

     b. such services were not recognized by Southwest at the time of the engagement to be non-audit services; and

     c. the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

9. Southwest's independent auditors shall not provide any prohibited non-audit service to Southwest. Prohibited non-audit services are defined as follows:

     a. bookkeeping or other services related to the accounting records or financial statements of Southwest;

     b.   financial information systems design and implementation;

     c. appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

     d.   actuarial services;

     e.   internal audit outsourcing services;

     f.   management functions or human resources;

     g.   broker or dealer, investment adviser, or investment banking services;

     h.   legal services and expert services unrelated to the audit; and

     i. any other service that is determined by the Public Company Accounting Oversight Board to be impermissible.

10. Southwest's independent auditors may be engaged by the committee to perform any non-audit service, including tax services, that is not described in section 9, above, if that non-audit service is approved in advance by the committee in accordance with section 7, above.

11. Approval of any non-audit service to be performed by the independent auditor shall be disclosed in Southwest's periodic reports, as required under applicable SEC regulation.

                        V. REVIEW OF FINANCIAL STATEMENTS

12. The committee reviews and discusses the audited financial statements with management.

13. The committee discusses with the independent auditors the matters required by Statement of Auditing Standards No. 61, as amended, which requires auditors to communicate certain matters to the Committee. These matters include the methods used to account for any significant unusual transactions, the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or consensus, the process used by management in formulating certain accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

14. Based upon the reviews and discussions referred to in sections 5(b), 12 and 13, recommending to the Board whether the financial statements should be included in Southwest's annual report on Form 10-K.

15. The committee discusses with management and the independent auditors issues regarding accounting principles and practices that could significantly affect the financial statements or the adequacy of the internal control system including required or suggested changes in auditing and accounting principles and practices, and reviews with management and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls.

16. The committee, or, at the discretion of the committee, one or more members of the committee, reviews the quarterly financial statements included in Southwest's Forms 10-Q with management and the independent auditors.

                              VI. EXTERNAL REPORTS

17.  The committee:

     a. Issues a report to be included in Southwest's annual proxy materials stating that the Committee has fulfilled the responsibilities set forth in sections 5(b), 12, 13, and 14.

     b. Reviews with management the basis for the annual Management Reports regarding the annual financial statements, internal control structure, procedures for financial reporting, and compliance with laws and regulations relating to safety and soundness required by the Federal Deposit Insurance Act ("FDIA") and implementing regulations; and with the independent auditors the basis for their reports required by the FDIA.

                    VII. RELATIONSHIP WITH INTERNAL AUDITORS

18. The committee approves the appointment of any accounting firm engaged to perform internal audit functions, and reviews the fees to be paid to such firm.

19. The committee reviews and approves the scope of internal audits and significant reports by the internal audit function, and reviews the effectiveness of the internal audit function in monitoring the system of internal controls.

                           VIII. COMPLAINT PROCEDURES

20. The committee will establish procedures for (i) the receipt, retention, and treatment of complaints received by Southwest regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of Southwest, of concerns regarding questionable accounting or auditing matters, when and as required by law or the Listing Standards.

                              IX. INTERNAL REPORTS

21. The committee reports to the full Board of Directors of Southwest. The Board establishes the Charter, membership, and duties of the committee. The committee:

     a. Reviews and reassesses the charter of the committee each year, and recommends any proposed changes to the Board for approval; and

     b.   Provides regular reports of its activities to the Board.

                                  X. MEMBERSHIP

22. The Committee consists of at least three members. The Board of Directors, by a majority vote of the Board, establishes the number of members, the membership of the Committee, and the Chair of the Committee at the annual organizational meeting and at other times the Board deems appropriate. Members of the committee shall serve for one year terms or until their earlier resignation, retirement or removal by the Board or until their successors are appointed. No member of the committee shall be removed except by majority vote of the full Board then in office.

23. All members of the committee are "independent" as defined in applicable law, regulations of the Securities and Exchange Commission ("SEC"), the Federal Deposit Insurance Act and related regulations (the "FDIA"), and the listing standards of the NASDAQ Stock Market, Inc. ("Listing Standards"). Members of the committee also meet all other applicable requirements of the SEC, FDIA, and Listing Standards for financial, accounting or related expertise. The committee includes one or more members having the qualifications of an audit committee financial expert, when and as required by applicable SEC regulations or the Listing Standards except as determined by the Board.

                              XI. MEETING FREQUENCY

24. The committee meets at least quarterly, and at such other times as are established by the Board, the committee, or the Chair of the committee.

                            XII. CONDUCT OF MEETINGS

25. The committee establishes reasonable rules for the conduct of meetings and required notice of meetings, subject to oversight by the Board of Directors and the requirements of this charter.

26. The committee meets by conference call or in person, and also may act by unanimous consent and, pursuant to Section 16 of this charter, by delegation to the extent the committee determines is necessary for timely action. The committee will review all delegated actions at its next following meeting. A majority of the committee constitutes a quorum. Minutes of the committee are not required, but may be kept. Reports and recommendation to the Board of Directors are written.

                      XIII. AUTHORITY, SUPPORT, AND ADVICE

27. The committee's functions shall be supported by the Chief Financial Officer. The committee may hold meetings with independent auditors, internal audit personnel, outside counsel to Southwest and the Bank, and others as it deems appropriate. The committee is advised by the independent auditors and Southwest's outside counsel, and also may, but is not required to, engage separate counsel or other advisors to the committee. The committee may rely on these advisors regarding the application, contents, and meaning of auditing and accounting standards, laws, and regulations. The committee may rely on the independent auditors to identify the matters required to be discussed and disclosed by the independent auditors.

                                  XIV. FUNDING

28. Southwest shall provide for appropriate funding, as determined by the committee, for payment of compensation to the independent auditors employed by Southwest for the purpose of rendering an audit report or performing other audit, review, or attest services for Southwest and to any advisors employed by the committee and for payment of ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

                         PROXY - SOUTHWEST BANCORP, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 2004

                              --------------------

The undersigned hereby appoints James E. Berry, II, J. Berry Harrison, and Robert L. Hert, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 22, 2004 at 11:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE AMENDMENT OF THE 1999 STOCK OPTION PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

--------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------
Issue I.
ELECTION OF DIRECTORS
The Board of Directors recommends a vote "FOR" each of the listed nominees.

                                  FOR       WITHHOLD
       Thomas D. Berry            [ ]         [ ]
       Rick Green                 [ ]         [ ]
       David P. Lambert           [ ]         [ ]
       Linford R. Pitts           [ ]         [ ]

INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

Issue II. Amendment of the 1999 Stock Option Plan.

The Board of Directors recommends a vote FOR the following amendment.
                                                         FOR   AGAINST   ABSTAIN
Amendment of 1999 Stock Option Plan to increase the
number of shares of Common Stock authorized to be        [ ]     [ ]       [ ]
issued under the Plan from 1,260,000 to 1,760,000.

[ ] Please check here if you plan to attend the Annual Meeting.

                              ---------------------

Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and the 2003 Annual Report to Shareholders. Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


Signature 1            Signature 2           Date (dd/mm/yyyy)

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